                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant  [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                ZIXIT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                   ----------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                  and 0-11.

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                  applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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         [ ]      Fee paid previously with preliminary materials

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                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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         (1)      Amount Previously Paid:
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- ----------

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             state how it was determined.

                                  [ZIXIT LOGO]

                             ---------------------

                               ZIXIT CORPORATION
                           2711 NORTH HASKELL AVENUE
                               SUITE 2850, LB 36
                            DALLAS, TEXAS 75204-2911

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 15, 2001

                             ---------------------

     We will hold this year's annual stockholders' meeting on Tuesday, May 15, 2001, at 9:00 a.m. (registration to begin at 8:30 a.m.), Central time. We will hold the meeting at the Wyndham Anatole Hotel, L'Entrecote Room, 2201 Stemmons Freeway, Dallas, Texas 75207. At the meeting, we will ask you to consider and vote on the following proposals:

     - a proposal to elect David P. Cook, H. Wayne Huizenga, Michael E. Keane, James S. Marston, Jeffrey P. Papows, Antonio R. Sanchez, Jr. and Dr. Ben
       G. Streetman as members of our Board of Directors; and

     - a proposal to approve the adoption of the ZixIt Corporation 2001 Stock Option Plan.

     We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on March 23, 2001, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

     We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

                                           By Order of the Board of Directors,

                                           Ronald A. Woessner
                                           Senior Vice President, General
                                           Counsel & Secretary

Dallas, Texas
April 4, 2001

                            YOUR VOTE IS IMPORTANT.
        Please vote early even if you plan to attend the annual meeting.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS:

Why did I receive this proxy statement?.....................    1
I may have received more than one proxy statement. Why?.....    1
What will occur at the annual meeting?......................    1
How many votes are necessary to elect the nominees for
  director?.................................................    1
How many votes are necessary to approve the adoption of the
  ZixIt Corporation 2001 Stock Option Plan?.................    2
What if a nominee is unwilling or unable to stand for
  election?.................................................    2
How do I vote if I am not planning to attend the annual
  meeting?..................................................    2
What if I want to change my vote?...........................    2
How do I raise an issue for discussion or vote at the annual
  meeting?..................................................    2
What if my shares are in a brokerage account and I do not
  vote?.....................................................    3
How are abstentions treated?................................    3
How much will this solicitation cost, and who will pay for
  it?.......................................................    3
Where can I find the voting results of the annual
  meeting?..................................................    3

MORE ABOUT THE PROPOSALS:

Proposal 1: Election of Directors...........................    4
Proposal 2: Adoption of ZixIt Corporation 2001 Stock Option
  Plan......................................................    4

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION:

Who are our directors, executive officers and significant
  employees?................................................    7
How much stock do our principal stockholders, directors and
  executive officers own?...................................    9
Compliance with SEC Section 16(a) Beneficial Ownership
  Reporting Requirements....................................   10
How do our Board and its committees work?...................   11
How are our Board members paid?.............................   12
Compensation Committee Interlocks and Insider Participation
  in Compensation Decisions.................................   12
Summary Compensation Table..................................   13
Option Grants in 2000 to Named Executive Officers...........   14
Aggregated Option Exercises in 2000 and Year-end Option
  Values....................................................   14
Employment and Severance Agreements with Certain Executive
  Officers..................................................   14
Certain Relationships and Related Transactions..............   15
Report of Board of Directors on Executive Compensation......   16
Report of the Audit Committee of the Board of Directors.....   18
Stock Price Performance Graph...............................   19

                             QUESTIONS AND ANSWERS

WHY DID I RECEIVE THIS PROXY STATEMENT?

     On or about April 4, 2001, we began mailing this proxy statement and accompanying proxy card to everyone who was a stockholder of our company at the close of business on March 23, 2001. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders' meeting. This proxy statement:

     - includes information about the matters that will be discussed and voted on at the meeting, and

     - provides you with updated information about our company.

I MAY HAVE RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote for each proxy that you received.

WHAT WILL OCCUR AT THE ANNUAL MEETING?

     First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder:

     - is present in person, or

     - is not present in person but has voted by proxy card prior to the meeting.

     All stockholders of record at the close of business on March 23, 2001 will be entitled to vote on matters presented at the meeting or any adjournment thereof. The holders of a majority, or 8,520,332, of the shares of our common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 8,520,332 shares are present at the meeting, we will adjourn or reschedule the meeting. Under our Articles of Incorporation, for each share of common stock that you owned at the close of business on March 23, 2001, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Also, some of our officers will report on our business. Our transfer agent, Computershare Investor Services, LLC (formerly Harris Trust and Savings Bank), will count the votes and act as inspector of election.

     A representative of Ernst & Young LLP (we refer to it as "Ernst & Young"), our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

     If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement.

     We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of ZixIt Corporation.

HOW MANY VOTES ARE NECESSARY TO ELECT THE NOMINEES FOR DIRECTOR?

     At the close of business on March 23, 2001, there were 17,040,663 shares of our common stock issued and outstanding and entitled to vote. The seven nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

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

     Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a "plurality" of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.

     In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

HOW MANY VOTES ARE NECESSARY TO APPROVE THE ADOPTION OF THE ZIXIT CORPORATION 2001 STOCK OPTION PLAN?

     The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed ZixIt Corporation 2001 Stock Option Plan. The same vote is generally required for action on any other matters that properly come before the meeting.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO STAND FOR ELECTION?

     Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.

HOW DO I VOTE IF I AM NOT PLANNING TO ATTEND THE ANNUAL MEETING?

     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

     Please understand that voting by any means other than voting in person at the meeting has the effect of appointing David P. Cook, our President and Chief Executive Officer, and Steve M. York, our Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Cook and York will be authorized to use their discretion to vote on such issues on your behalf.

     We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

WHAT IF I WANT TO CHANGE MY VOTE?

     You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204-2911. You may also come to the meeting and change your vote in writing.

     Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given, it will be voted FOR adoption of each of the proposals set forth in the Notice and at the discretion of the proxy holders on any matter proposed to come before the meeting that was not brought to our attention by March 23, 2001.

HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE ANNUAL MEETING?

     If you would like to submit a proposal to be included in next year's proxy statement, you must submit your proposal in writing so that we receive it no later than December 5, 2001. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the "SEC"). Under

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

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.

     Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204-2911. If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

WHAT IF MY SHARES ARE IN A BROKERAGE ACCOUNT AND I DO NOT VOTE?

     If your shares are in a brokerage account and you do not vote, your brokerage firm could:

     - vote your shares, if it is permitted by the rules of NASDAQ, or

     - leave your shares unvoted.

     Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of all matters specified in the Notice, if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter.

HOW ARE ABSTENTIONS TREATED?

     Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. We have engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxy materials from stockholders at a fee of approximately $5,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

     We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2001. We will file that report with the SEC by mid-August of this year, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or www.sec.gov.

                            MORE ABOUT THE PROPOSALS

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     We will vote on the election of seven members of our Board of Directors at the annual meeting. Each director serves until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, unless earlier removed in accordance with our Bylaws. Officers serve at the discretion of our Board of Directors.

     The nominees for election to our Board are David P. Cook, H. Wayne Huizenga, Michael E. Keane, James S. Marston, Jeffrey P. Papows, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman.

                                                                                                   DIRECTOR
NAME(1)                                        PRINCIPAL OCCUPATION                                 SINCE
- -------                                        --------------------                                --------
David P. Cook........................  President and Chief Executive                                 1995(2)
                                         Officer, ZixIt Corporation
H. Wayne Huizenga....................  Chairman, AutoNation, Inc.                                    2000
Michael E. Keane.....................  Senior Vice President and Chief                               1997
                                         Financial Officer, UNOVA, Inc.
James S. Marston.....................  Private Investor                                              1991
Jeffrey P. Papows....................  President and Chief Executive                                 2000
                                       Officer, Maptuit Corporation
Antonio R. Sanchez, Jr. .............  Chairman and Chief Executive Officer,                         1993
                                         Sanchez Oil & Gas Corporation
Dr. Ben G. Streetman.................  Dean, College of Engineering at The                           1998
                                         University of Texas at Austin

- ---------------

(1) For biographical and other information regarding the nominees for director, please see "WHO ARE OUR DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?" below.

(2) Mr. Cook also served on our Board of Directors from 1984 to 1990.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                   PROPOSAL 2

              ADOPTION OF ZIXIT CORPORATION 2001 STOCK OPTION PLAN

     On March 8, 2001, our Board of Directors adopted the ZixIt Corporation 2001 Stock Option Plan (we refer to it as the "Plan"), subject to approval by our stockholders. Our Board believes that the adoption of the Plan will advance the interest of our company and its stockholders by enabling us to attract and retain personnel of high caliber by offering stock-based compensation incentives. The Plan will provide all employees a sense of proprietorship through stock ownership, thus closely aligning their interests with those of our stockholders. The Plan will become effective upon approval by our stockholders and will expire ten years from such effective date, unless terminated earlier.

     A copy of the Plan is attached to this proxy statement as APPENDIX A. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the full text of the Plan.

  Administration

     The Plan will be administered by our Board of Directors and the Board's Compensation and Stock Option Committee (either, the "committee"). The committee will be authorized to grant awards in the form of stock

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

options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the agreements governing options granted thereunder. The committee will have the authority to prescribe, amend and rescind rules and regulations pertaining to the Plan and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations and interpretations made by the committee are final and conclusive.

  Eligibility

     Eligibility to participate in the Plan is limited to our employees and non-employee consultants and advisors and our subsidiaries' employees and non-employee consultants and advisors, as selected by the committee. We estimate that the number of Plan participants would be approximately 100.

  Number of Shares Subject to the Plan

     Subject to adjustment as described below, the maximum number of shares of our common stock for which options may be granted under the Plan is 850,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

  Type of Awards Under the Plan

     The committee may grant options under the Plan to purchase shares of our common stock. The maximum number of shares of our common stock for which stock options may be granted under the Plan is 850,000 shares. No participant in the Plan may be granted stock options for more than 600,000 shares of our common stock in the aggregate during the term of the Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either "nonqualified stock options" (we refer to these as "NQSOs") or "incentive stock options" (we refer to these as "ISOs") pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof. We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee's termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). NQSOs and all other ISOs may not be exercisable more than ten years after the date of grant.

  Amendment and Termination

     Our Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No options may be granted under the Plan after May 14, 2011.

  Change in Control

     In order to preserve the rights of participants in the event of a change in control of ZixIt Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions:
(i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant's request for an amount of cash or other

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

property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or (v) make such other provisions as the committee may consider equitable and in the best interest of ZixIt Corporation.

  Federal Income Tax Consequences

     Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the Plan.

     An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.

     Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.

  Summary

     Our Board of Directors believes that the Plan is in the best interest of ZixIt Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the Plan.

OUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE ADOPTION OF THE PROPOSED ZIXIT CORPORATION 2001 STOCK OPTION PLAN.

            OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO ARE OUR DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?

     There is no family relationship among any of our directors, executive officers or significant employees. The following table sets forth, as of March 31, 2001, the names of our directors, executive officers and other significant employees and their respective ages and positions:

NAME                                        AGE                    POSITION
- ----                                        ---                    --------
David P. Cook(1)(3).......................  49    Director, President and Chief Executive
                                                  Officer
Donald D. Druckenbrodt....................  47    Senior Vice President, Development and
                                                    Operations
Steven M. Gersten.........................  42    Senior Vice President, Sales and Marketing
H. Wayne Huizenga.........................  63    Director, Vice Chairman
Michael E. Keane(2)(4)....................  45    Director
Dr. G. Gary Liu...........................  46    Vice President and Chief Technical Officer
James S. Marston(1)(2)(4).................  67    Director
Jeffrey P. Papows.........................  47    Director, Chairman
J. Michael Poss...........................  50    Executive Vice President
Antonio R. Sanchez, Jr.(1)(3).............  58    Director
Dr. Ben G. Streetman(2)(3)(4).............  61    Director
Ronald A. Woessner........................  43    Senior Vice President, General Counsel and
                                                    Secretary
Steve M. York.............................  50    Senior Vice President, Chief Financial
                                                    Officer and Treasurer

- ---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating Committee.
(4) Member of the Compensation and Stock Option Committee.

     DAVID P. COOK was elected to our Board in December 1995 and has served as President and Chief Executive Officer since April 1998. Mr. Cook served as Chairman from April 1998 until October 2000. He previously served as Chairman and Chief Executive Officer of ARBImetrics Corporation, a Dallas-based investment company that he founded. Mr. Cook founded Amtech Corporation (now ZixIt Corporation) and served as a director from 1984 until 1990, serving as Chairman of the Executive Committee until 1990. Mr. Cook founded Blockbuster Entertainment Corporation and was its Chief Executive Officer from its inception until 1987. Prior to that, he was Chairman of Cook Data Services, Inc., a software company that he also founded.

     DONALD D. DRUCKENBRODT, Senior Vice President, Development and Operations, rejoined our company in January 1999 and is responsible for our secure data center operations and software development activities. Mr. Druckenbrodt previously served as Vice President of Amtech Systems Corporation, a former wholly-owned subsidiary of ZixIt Corporation, from 1987 until 1990. Prior to rejoining ZixIt Corporation, Mr. Druckenbrodt served as Vice President of OGRE Partners, Ltd., an oil and gas economic modeling software firm, from 1992 until 1999. Mr. Druckenbrodt also served as President of Blockbuster Computer Systems, Inc., a wholly-owned subsidiary of Blockbuster Entertainment Corporation, from its inception until 1987.

     STEVEN M. GERSTEN joined our company in January 2001 as Senior Vice President, Sales and Marketing, and reports to our Chairman, Jeff Papows. Formerly, Mr. Gersten worked at Computer Associates International, Inc., where he held a variety of senior sales and management positions during his 15 years there. Previously, he was Senior Vice President, Worldwide Sales of Fortress Technologies, Inc., a developer of

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

secure network communications products of Tampa, Florida. Most recently, he served as President of SalesTech Consulting of Tampa, Florida, a company that advised technology businesses with regard to developing business plans and securing funding. Mr. Gersten's broad-based experience includes mainframe, client-server, PC and Internet technologies, as well as 17 years in sales, marketing, business development and administrative management.

     H. WAYNE HUIZENGA was elected director and Vice Chairman of our Board in May 2000. Mr. Huizenga has been Chairman of AutoNation, Inc. since August 1995 and served as its Chief Executive Officer from August 1995 until October 1996 and Co-Chief Executive Officer from October 1996 until September 1999. Mr. Huizenga has also been Chairman of Extended Stay America, Inc. since January 1995. Since May 1998, he has been Chairman of Republic Services, Inc. and Chief Executive Officer from May 1998 until December 1998. Since September 1996, he has been Chairman of Boca Resorts, Inc. He owns the Miami Dolphins professional sports franchise, as well as Pro Player Stadium, and is a director of NationsRent, Inc. and ANC Rental Corporation. Mr. Huizenga was Chairman and Chief Executive Officer of Blockbuster Entertainment Corporation from April 1987 until its merger with Viacom, Inc. in September 1994. From September 1994 until October 1995, he served as Vice Chairman of Viacom, Inc. and Chairman of Blockbuster Entertainment Group, a division of Viacom, Inc. In January 1971, Mr. Huizenga co-founded Waste Management, Inc. and served in various capacities, including President, Chief Operating Officer and director, from its inception until 1984.

     MICHAEL E. KEANE was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. Prior to that, he was Corporate Director, Pensions and Insurance, for Litton Industries, Inc. from February 1991 until March 1994.

     DR. G. GARY LIU became an employee of our company in January 1999 and was subsequently appointed Vice President and Chief Technical Officer. From 1997 until beginning employment with ZixIt Corporation, Dr. Liu was President of Securisys Corporation, an encryption, start-up enterprise that he founded. Dr. Liu was also President of American Advanced Technology, Inc., a privately-held telecommunications design consulting company, from its founding in January 1993 until its dissolution in January 1997. Dr. Liu has a doctorate degree in physics from the California Institute of Technology (Caltech).

     JAMES S. MARSTON was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation.

     JEFFREY P. PAPOWS was elected to our Board in March 2000. In October 2000, he became Chairman and in addition, assumed direct responsibility for the sales and marketing management of our products and services. Mr. Papows is also currently President and Chief Executive Officer of Maptuit Corporation and Chairman of IT Factory, Inc. Prior to joining Maptuit Corporation, Mr. Papows held a seven-year tenure with Lotus Development Corporation, an IBM company, where he served as its President and Chief Executive Officer from 1998 until 2000, President and Chief Operating Officer from 1996 until 1998 and Senior Vice President Notes Product Division from 1993 until 1996. In 1998, Mr. Papows published Enterprise.com, a book on the effects and global promise of the Internet on large companies, which has since been reprinted in nine editions and six languages. Mr. Papows has also been a keynote speaker at Fall Comdex, Comdex Japan and Comdex Mexico.

     J. MICHAEL POSS joined our company in April 2000 as Executive Vice President. He was one of our early investors in 1987. From May 1979 until April 2000, Mr. Poss served as Chief Financial Officer of The Perot Group, the family office operation of Ross Perot.

     ANTONIO R. SANCHEZ, JR. was one of our early investors and was elected to our Board in February 1993. Mr. Sanchez is Chairman and Chief Executive Officer of Sanchez Oil & Gas Corporation.

Mr. Sanchez also holds interests in banking, real estate development, venture capital and various other investments. Mr. Sanchez serves as a director of International Bank of Commerce ("IBC") and as a director and stockholder of IBC's publicly-traded holding company, International Bancshares Corporation. Mr. Sanchez is also a member of the University of Texas System Board of Regents and is a director of Conoco, Inc.

     DR. BEN G. STREETMAN became a director in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation and Global Marine, Inc.

     RONALD A. WOESSNER joined our company in April 1992 as General Counsel and was subsequently appointed Secretary and Senior Vice President. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C.

     STEVE M. YORK joined our company in April 1990 as Vice President, Chief Financial Officer and Treasurer and was subsequently appointed Senior Vice President. Mr. York, a Certified Public Accountant, previously held various financial management positions with commercial operating companies and was employed by Arthur Young & Co. (now Ernst & Young).

     Following the meeting, our Board of Directors will adopt a resolution fixing the number of seats on our Board at seven. This resolution will supercede all prior resolutions regarding the number of seats on our Board.

HOW MUCH STOCK DO OUR PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OWN?

     Set forth below is information as of February 28, 2001 concerning:

     - each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

     - the shareholdings of each of our directors and named executive officers; and

     - the shareholdings of all directors and executive officers as a group.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TABLE

                                                                        AMOUNT AND NATURE
                                                                  OF BENEFICIAL OWNERSHIP(1)(2)
                                                            ------------------------------------------
                                                             NUMBER OF SHARES     PERCENTAGE OF TOTAL
BENEFICIAL OWNER                                            BENEFICIALLY OWNED   SHARES OUTSTANDING(3)
- ----------------                                            ------------------   ---------------------
David P. Cook(4)..........................................      2,247,577                11.71%
Donald D. Druckenbrodt(5).................................         36,508                    *
Steven M. Gersten.........................................              0                    *
H. Wayne Huizenga(6)......................................         95,838                    *
Michael E. Keane(7).......................................         88,033                    *
James S. Marston(7).......................................         98,033                    *
Jeffrey P. Papows(7)......................................         50,000                    *
J. Michael Poss(8)........................................         41,767                    *
Antonio R. Sanchez, Jr.(9)................................      2,130,532                12.43%
Dr. Ben G. Streetman(7)...................................         37,725                    *
Ronald A. Woessner(10)....................................        129,224                    *
Steve M. York(11).........................................        137,555                    *
All directors and executive officers as a group (12
  persons)................................................      5,092,792                25.66%

- ---------------

  *  Denotes ownership of less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

 (2) Unless otherwise noted, the address for each beneficial owner is c/o ZixIt Corporation, 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204-2911.

 (3) Percentages are based on the total number of shares of our common stock outstanding at February 28, 2001. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of February 28, 2001 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (4) Includes 2,153,577 shares that Mr. Cook has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001.

 (5) Includes 33,333 shares that Mr. Druckenbrodt has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001.

 (6) Includes 60,419 shares that Mr. Huizenga has the right to acquire under outstanding stock options and warrants that are currently exercisable or that become exercisable within 60 days of February 28, 2001. Mr. Huizenga disclaims beneficial ownership with respect to 25,000 shares.

 (7) This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001.

 (8) Includes 41,667 shares that Mr. Poss has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001.

 (9) Of the 2,130,532 shares reported, (i) 1,633,025 shares are owned by Mr. Sanchez directly, (ii) 9,375 shares are held by family members of Mr. Sanchez, (iii) 91,123 shares, over which Mr. Sanchez exercises voting, investment and disposition power, are held in trusts for which Mr. Sanchez serves as trustee or co-trustee for the benefit of other persons, (iv) 262,100 shares, over which Mr. Sanchez exercises voting, investment and disposition power, are held by a family limited partnership for which Mr. Sanchez serves as managing general partner and (v) 39,376 shares are held by a family trust of which Mr. Sanchez is a beneficiary. Also, includes 95,533 shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001.

(10) Includes 95,000 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001. Mr. Woessner disclaims beneficial ownership with respect to 27,611 shares.

(11) Includes 56,500 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2001, and 40,000 shares that are subject to forfeiture to ZixIt Corporation under certain circumstances.

COMPLIANCE WITH SEC SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our outstanding common stock (collectively, "insiders") are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC's rules require insiders to provide us with copies of all Section 16(a) reports that the insiders file with the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file by those dates. Based solely upon our review of copies of Section 16(a) reports that we received from insiders for their 2000 transactions and written representations that no such additional reports were required to be filed with the SEC, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2000.

HOW DO OUR BOARD AND ITS COMMITTEES WORK?

  Board Committees and Meetings

     Our business is managed under the direction of our Board of Directors. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met on six occasions during the year ended December 31, 2000. Each of the current directors, except H. Wayne Huizenga, attended at least 75% of all meetings of our Board called during the time he served as a director. Mr. Huizenga attended three of the five meetings that occurred during his tenure. Each of the current directors, except David P. Cook, attended at least 75% of all meetings of each committee of our Board on which he served. Mr. Cook was absent for the one meeting during 2000 of the Executive Committee, on which he serves.

     Our Board has established an Audit Committee, Compensation and Stock Option Committee, Executive Committee and Nominating Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. The functions of these committees are described below.

     Audit Committee

     Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, all of which are non-employee directors. The Audit Committee has responsibility and authority for recommending to our Board the auditors to serve as the independent auditors of our books, records and accounts; reviewing the scope of audits made by the independent auditors; and receiving and reviewing the audit reports submitted by the independent auditors. The Audit Committee met on six occasions during the year ended December 31, 2000.

     Our Board has, in accordance with the recommendation of the Audit Committee, chosen the firm of Ernst & Young as our independent auditors for 2001. Following is a summary of Ernst & Young's fees for the year ended December 31, 2000:

     AUDIT FEES.  Ernst & Young's fees for our 2000 annual audit were $81,250.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

     ALL OTHER FEES. Ernst & Young's fees for all other professional services rendered to us during 2000 were $108,099, including audit related services of $49,470 and non-audit services of $58,629. Audit related services included fees for the employee benefit plan, SEC registration statements and accounting consultations. Non-audit services included fees for tax consultation, tax preparation and accounting consultations.

     Compensation and Stock Option Committee

     Our Compensation and Stock Option Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman. The Compensation and Stock Option Committee or the entire Board of Directors administers our stock option plans and executive compensation. The Compensation and Stock Option Committee did not meet during the year ended December 31, 2000, inasmuch as the relevant compensation decisions were made by the entire Board of Directors or by unanimous written consent of the committee.

     Executive Committee

     Our Executive Committee is currently comprised of David P. Cook, James S. Marston and Antonio R. Sanchez, Jr. The Executive Committee has authority to exercise the full powers of our Board of Directors, subject to certain exceptions. The Executive Committee met once during the year ended December 31, 2000.

     Nominating Committee

     Our Nominating Committee is currently comprised of David P. Cook, Antonio
R. Sanchez, Jr. and Dr. Ben G. Streetman. The Nominating Committee did not meet during the year ended December 31, 2000.

     Stockholders desiring to submit nominations for Board members should forward them no later than December 5, 2001 to Ronald A. Woessner, Secretary, at our principal executive offices.

HOW ARE OUR BOARD MEMBERS PAID?

     On the day an outside director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year, each director that has served on our Board at least 12 consecutive months will receive a further grant of options determined according to a specified formula. The exercise price for these options will be 120% of our common stock price on the grant date. These annual options vest over three years. We pay a $15,000 retainer fee to outside directors until they are eligible to receive the annual option grants. Separately, Mr. Cook reallocated options to acquire 75,000 shares of our common stock (at an exercise price of $13.75 per share, as compared to Mr. Cook's exercise price of $7.00 per share) to Mr. Papows, in connection with Mr. Papows' initial appointment to our Board of Directors. We reimburse our directors for expenses they incur attending our Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation and Stock Option Committee is comprised of three directors. Michael E. Keane, James S. Marston, Jack L. Martin, Jeffrey P. Papows and Dr. Ben G. Streetman served on our Compensation and Stock Option Committee at various times during the year ended December 31, 2000. None of Messrs. Keane, Marston or Martin or Dr. Streetman is or was a current officer or employee of ZixIt Corporation. Mr. Papows serves as the salaried Chairman of our Board. Also, as noted below under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," Mr. Papows is President and Chief Executive Officer of Maptuit Corporation and Chairman of IT Factory, Inc., and Mr. Martin is Chairman of Public Strategies, Inc. The committee did not meet during the year ended December 31, 2000 because the pertinent compensation decisions were made by our entire Board or by unanimous written consent of the committee. Other than for Mr. Papows, we have no executive officers who served in 2000 as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Stock Option Committee.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to our named executive officers for services rendered to ZixIt Corporation for the periods indicated.

                                                                        LONG-TERM COMPENSATION
                                                                   ---------------------------------
                                        ANNUAL COMPENSATION                AWARDS            PAYOUTS
                                    ----------------------------   -----------------------   -------
                                                          OTHER                 NUMBER OF
                                                         ANNUAL    RESTRICTED   SECURITIES             ALL OTHER
                                                         COMPEN-     STOCK      UNDERLYING    LTIP      COMPEN-
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS    SATION      AWARD       OPTIONS     PAYOUTS   SATION(2)
- ---------------------------  ----   --------   -------   -------   ----------   ----------   -------   ---------
DAVID P. COOK.............   2000   $     --   $    --   $   --     $     --      500,000      --       $    --
  President and Chief        1999         --        --       --           --           --      --            --
  Executive Officer          1998         --        --    3,750(1)        --    4,254,627      --            --
DONALD D. DRUCKENBRODT....   2000    144,000        --       --           --      109,500      --            --
  Senior Vice President,     1999    142,546        --       --           --       50,000      --         2,403
  Development and            1998         --        --       --           --           --      --            --
  Operations
JEFFREY P. PAPOWS.........   2000     31,250        --       --           --      275,000      --            --
  Chairman                   1999         --        --       --           --           --      --            --
                             1998         --        --       --           --           --      --            --
J. MICHAEL POSS...........   2000    127,500        --       --           --      144,000      --            --
  Executive Vice President   1999         --        --       --           --           --      --            --
                             1998         --        --       --           --           --      --            --
RONALD A. WOESSNER........   2000    150,000        --       --           --       52,500      --         4,960
  Senior Vice President,     1999    150,000        --       --           --           --      --        11,688
  General Counsel and        1998    150,000    50,000       --           --       38,625      --         5,156
  Secretary
STEVE M. YORK.............   2000    193,000        --       --           --           --      --         2,975
  Senior Vice President,     1999    193,000        --       --      112,970           --      --         5,093
  Chief Financial Officer    1998    193,000    50,000       --       93,750           --      --         2,800
  and Treasurer

- ---------------

(1) In April 1998, Mr. Cook became our Chairman, President and Chief Executive Officer. "Other Annual Compensation" represents director fees paid prior to Mr. Cook's employment.

(2) Represents our contributions to our 401(k) Retirement Plan or Employee Stock Purchase Plan.

OPTION GRANTS IN 2000 TO NAMED EXECUTIVE OFFICERS

     We made the following stock option grants to our named executive officers during the year ended December 31, 2000.

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                              NUMBER OF    % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                              SECURITIES    OPTIONS                               ANNUAL RATES OF STOCK PRICE APPRECIATION
                              UNDERLYING   GRANTED TO   EXERCISE                              FOR OPTION TERM
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ------------------------------------------
NAME                           GRANTED      IN 2000       SHARE        DATE           0%             5%            10%
- ----                          ----------   ----------   ---------   ----------   ------------   ------------   ------------
David P. Cook...............   500,000(1)    27.57%      $ 6.06     12/25/2005    $       --     $  838,750     $1,848,750
Donald D. Druckenbrodt......    59,500(2)     3.28         9.50     02/17/2005     1,673,735      2,292,535      3,040,450
                                50,000(2)     2.76         7.00     10/31/2005       919,000      1,269,500      1,693,500
Jeffrey P. Papows...........    25,000(2)     1.38        73.75     03/24/2010            --      1,159,500      2,938,500
                                75,000(1)     4.14        13.75     04/04/2005     3,093,750      4,233,750      5,612,250
                               175,000(1)     9.65        19.75     10/15/2005            --        955,500      2,110,500
J. Michael Poss.............    50,000(1)     2.76        36.94     04/16/2010            --      1,161,625      2,943,625
                                74,000(1)     4.08         9.38     04/16/2005     2,039,255      2,794,240      3,708,140
                                20,000(1)     1.10         7.00     10/31/2005       367,600        507,800        677,400
Ronald A. Woessner..........    37,500(1)     2.07        21.38     10/29/2010            --        504,375      1,277,625
                                15,000(2)     0.83         7.00     10/31/2005       275,700        380,850        508,050
Steve M. York...............        --          --           --             --            --             --             --

- ---------------

(1) The options vest ratably and become exercisable over two to three years. In the event of a change in control (as defined) of ZixIt Corporation or a material subsidiary of ZixIt Corporation under specified circumstances, the options become immediately exercisable.

(2) The options vest and become exercisable at dates ranging from six months to two years from the date of grant. In the event of a change in control (as defined) of ZixIt Corporation or a material subsidiary of ZixIt Corporation under specified circumstances, the options become immediately exercisable.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2000, and the value of unexercised stock options held as of December 31, 2000 by each of our named executive officers.

                              OPTION EXERCISES DURING
                                       2000                 NUMBER OF SECURITIES
                             -------------------------     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 2000             DECEMBER 31, 2000
                              ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                         ON EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                         -----------   -----------   -----------   -------------   -----------   -------------
David P. Cook..............    251,700     $11,286,377    2,153,577       500,000      $3,815,635     $1,343,750
Donald D. Druckenbrodt.....         --              --       16,666       142,834              --         87,500
Jeffrey P. Papows..........         --              --       25,000       250,000              --             --
J. Michael Poss............         --              --           --       144,000              --         35,000
Ronald A. Woessner.........         --              --       88,562        63,938         295,236         83,400
Steve M. York..............     18,300         659,025       56,500            --          42,188             --

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     We entered into an employment agreement with Mr. Cook effective as of December 26, 2000, which expires December 31, 2003. Mr. Cook receives a $500,000 annual salary under the employment arrangement.

     We are a party to severance agreements with Messrs. Woessner and York, dated November 4, 1996, which, per the severance agreement formulas (which are based on years of service), provide for the payment to each of Messrs. Woessner and York of 18 months of each of their base salaries in the event each has good reason (as defined) to resign his employment or if his employment is terminated other than for cause. The severance agreements also provide for the payment to Mr. Woessner of two times, and to Mr. York of three times, each of their annual base salaries in the event his employment terminates after a change in control (as defined) of ZixIt Corporation. The severance agreements also contain confidentiality and non-competition provisions. We are also a party to a severance agreement with Mr. Steven M. Gersten, effective January 15, 2001, which provides for the payment of six months of his base salary in the event his employment is terminated other than for cause.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2001, we entered into a two-year agreement with IT Factory, Inc. (we refer to it as "IT Factory") whereby IT Factory will market our products and services to their customers. We will pay IT Factory a specified portion of revenues earned by us, which are associated with IT Factory's customers, and $300,000 in February 2001 and $250,000 in February 2002 in support of IT Factory's marketing efforts. Additionally, we granted IT Factory a performance-based stock option whereby IT Factory can purchase from zero to 109,529 shares of our common stock based upon the number of customer email addresses it secures for us in 2001. The option has an exercise price of $9.13 per share and expires in 2006. Mr. Papows, a director of ZixIt Corporation since March 2000 and our Chairman since October 2000, serves as Chairman of IT Factory.

     In December 2000, we purchased approximately 9% of the equity ownership of Maptuit Corporation (we refer to it as "Maptuit") for $3,000,000 in cash. We have committed to make an additional equity investment of $2,000,000, payable in our stock or in cash. Maptuit, an early-stage company, is a privately-held Internet ASP (application service provider) that supplies wireline and wireless Internet location-based services. Mr. Papows serves as the President and Chief Executive Officer of Maptuit and holds a minority equity interest in Maptuit. As President of Maptuit, Mr. Papows draws an annual salary of $350,000. He also holds options to acquire 750 shares of Maptuit's stock, which vest over three years. As a director of Maptuit, he will be eligible to receive additional options to acquire 150 shares of Maptuit's stock, which will vest over five years. In addition, Mr. Papows owns 150 shares of Maptuit stock, which he purchased for $250,000.

     From April 1999 until April 2000, we engaged Public Strategies, Inc. (we refer to it as "PSI"), an international strategic communications firm, to assist in the marketing of our new Internet products. Mr. Jack L. Martin, Chairman of PSI, was a director of ZixIt Corporation from August 1998 until March 2000. During 2000 and 1999, we paid PSI $447,000 and $770,000, respectively, for services performed and related expenses.

     From February 1999 until November 1999, we engaged Lante Corporation (we refer to it as "Lante"), an Internet services company, to assist us in the software development of our new Internet products. Mr. Mark A. Tebbe, the Chairman and major stockholder of Lante, was a director of ZixIt Corporation from March 1999 until June 2000. During 1999, we paid Lante development fees of $11,282,000, and we each issued options to acquire one another's common stock.

     Mr. York was indebted to us at December 31, 2000 in the principal amount of $190,000. This amount represents money loaned by us to fund the exercise of retention incentive options related to certain of our shares held by Mr. York. Mr. York's indebtedness is represented by promissory notes that bear interest at the rate of 5.61% and 4.66% per annum. Both notes are secured by the shares issued upon exercise of the retention incentive options and are due in December 2001 and September 2002 (unless becoming due earlier under certain circumstances described in the notes).

             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Our Compensation and Stock Option Committee or our entire Board of Directors approves salaries and annual bonuses for executive officers and administers our stock option plans.

     Compensation Philosophy

     Our compensation philosophy is to offer our executive officers compensation packages that are competitive with those being paid for comparable positions. Compensation consists mainly of salary and stock options. In setting the compensation for our executive officers in recent years, we have emphasized stock options rather than cash compensation. Bonuses have not been a factor in executive officer compensation in recent years -- no bonuses have been paid to any of our executive officers since 1998. However, the compensation package of our recently hired senior sales and marketing executive has a substantial bonus opportunity, which is tied to the attainment of defined sales objectives.

     Chief Executive Officer Compensation

     At December 31, 2000, our President and Chief Executive Officer was David
P. Cook. Mr. Cook has been serving as our President and Chief Executive Officer since February 1998. He received no salary or bonus from ZixIt Corporation during 1998, 1999 or 2000 under his employment arrangement. The compensation under his employment arrangement consisted entirely of options to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share (twice the closing price of our common stock on the day preceding the date of the employment arrangement). In 2000, Mr. Cook exercised and sold 251,700 of these option shares and realized the amounts reported above under the "AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES" table. Additionally, during 2000, Mr. Cook reallocated 1,222,223 of these option shares to the members of the investment group that, in May 2000, invested $44 million in ZixIt Corporation, and 657,127 of these option shares to ZixIt employees and a director. These reallocations allowed ZixIt to sell shares of our common stock to the investor group at market value and to attract and retain key personnel without stockholder dilution. We thank Mr. Cook for reallocating a large percentage of his personal option shares for the benefit of the company.

     In December 2000, Mr. Cook and ZixIt entered into a new three-year employment arrangement, which was effective January 1, 2001. Mr. Cook will receive an annual salary of $500,000 under the new employment arrangement. Also in connection with the new employment arrangement, Mr. Cook received an option to acquire 500,000 shares of our common stock at an exercise price of $6.06 per share, the closing price of our common stock on the day of the employment arrangement. The options vest annually and pro-rata over three years.

     Inasmuch as a substantial portion of Mr. Cook's compensation is stock based, his interests are aligned precisely with those of our stockholders. Our Board believes that these employment arrangements are appropriate in light of Mr. Cook's demonstrated prior success in founding and guiding new businesses.

     Other Executive Officer Compensation

     At December 31, 2000, our other named executive officers were Donald D. Druckenbrodt, Senior Vice President, Development and Operations; Jeffrey P. Papows, Chairman; J. Michael Poss, Executive Vice President; Steve M. York, Senior Vice President, Chief Financial Officer and Treasurer; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. None of these executive officers received any increase in base compensation since 1998 or any cash bonuses for 1999 or 2000. The Board believes that the cash compensation paid to our full-time executive officers was below the level being paid by other companies for executives with comparable experience and skill sets. Accordingly, effective January 2001, the Board increased the compensation for each of our full-time executive officers.

     As noted above, during 2000, Mr. Cook reallocated a portion of his stock options to certain of our employees and a director, including Messrs. Druckenbrodt, Papows, Poss and Woessner. These reallocated shares are included in the share grants reported above in the "OPTION GRANTS IN 2000 TO NAMED EXECUTIVE OFFICERS" table.

     Internal Revenue Code Section 162(m) Compliance

     Compensation in excess of $1 million per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The options granted to Mr. Cook in 1998 do not comply with the requirements of Section 162(m), which, among other things, would have required us to obtain stockholder approval of the option grant. When we were discussing Mr. Cook's potential employment with him, time was of the essence. Seeking stockholder approval of his option grant would have, in the Board's opinion, imposed an unwarranted and harmful delay in completing the employment arrangement and Mr. Cook commencing his employment duties. These options will, during the year of exercise, likely result in Mr. Cook realizing compensation in excess of $1 million, depending on the number of options exercised and the price of our common stock at the time. In 2000, Mr. Cook realized compensation of $11,286,377 in connection with the exercise of 251,700 of his option shares, of which only $1 million was deductible by us for federal income tax purposes.

     Submitted by the Board of Directors:

        David P. Cook
        H. Wayne Huizenga
        Michael E. Keane
        James S. Marston
        Jeffrey P. Papows
        Antonio R. Sanchez, Jr.
        Dr. Ben G. Streetman

     This Report will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised of three non-employee directors. The Company believes that each of the members of the Audit Committee is an "independent director," as defined in the rules regarding audit committees promulgated by the National Association of Securities Dealers, Inc. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, pursuant to its charter. A copy of the Audit Committee Charter is attached to this proxy statement as APPENDIX B. The Audit Committee held six meetings in 2000.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee discussed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee recommended to the Board of Directors (and the Board has approved) the selection of Ernst & Young LLP as the Company's independent auditors for 2001.

Michael E. Keane, Audit Committee Chair
James S. Marston, Audit Committee Member
Dr. Ben G. Streetman, Audit Committee Member

March 8, 2001

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2000, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The NASDAQ Stock Market (U.S. companies) and (ii) the CRSP Total Return Index for NASDAQ Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1995 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any.

     A listing of the companies comprising each of the CRSP-NASDAQ indices used in the following graph is available, without charge, upon written request. The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the graph by reference.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                            AMONG ZIXIT CORPORATION,
                      CRSP-NASDAQ STOCK MARKET (U.S.) AND
[CHART]         CRSP-NASDAQ COMPUTER AND DATA PROCESSING STOCKS

MEASUREMENT PERIOD                       CRSP-NASDAQ STOCK       CRSP-NASDAQ COMPUTER
  (YEAR ENDING)      ZIXIT CORPORATION     MARKET (U.S.)      AND DATA PROCESSING STOCKS
- ------------------   -----------------   -----------------    --------------------------
12/31/95               $  100.00           $  100.00                 $  100.00
12/31/96                  128.94              123.04                    123.41
12/31/97                   78.04              150.69                    151.61
12/31/98                  208.51              212.51                    270.52
12/31/99                  773.08              394.92                    594.39
12/31/00                  170.71              237.62                    274.91

     Our 2000 Annual Report to stockholders, including our Annual Report on Form 10-K (excluding exhibits), is being mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                            By Order of the Board of Directors,

                                            Ronald A. Woessner
                                            Senior Vice President, General
                                            Counsel & Secretary

Dallas, Texas
April 4, 2001

                                                                      APPENDIX A

                    ZIXIT CORPORATION 2001 STOCK OPTION PLAN

SECTION 1. PURPOSE

     The purpose of the ZixIt Corporation 2001 Stock Option Plan (hereinafter called the "Plan") is to advance the interests of ZixIt Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2. DEFINITIONS

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     "Committee" shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-employee Directors. Also, if the requirements of Section 162(m) of the Code are intended to be met, the Committee shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

     "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan.

     "Designated Beneficiary" shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee's estate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).

     "Non-employee Director" shall have the meaning given such term in Rule
16b-3.

     "Nonqualified Stock Option" shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Optionee" shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

     "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.

SECTION 4. ELIGIBILITY

     All employees and non-employee consultants and advisors (other than Non-employee Directors) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the Plan.

SECTION 5. MAXIMUM AMOUNT AVAILABLE FOR OPTIONS

     (a) The maximum number of shares of Common Stock in respect of which Options may be made under the Plan shall be a total of 850,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 600,000 shares of Common Stock in the aggregate during the term of the Plan. Options that expire, lapse or are cancelled or forfeited nonetheless continue to count against the 600,000 share limit. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.

     (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 6. STOCK OPTIONS

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

     (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.

     (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

     (d) Exercise

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

          (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

          (3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

          (4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee nor an Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code.

     (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.

     (f) In no event shall any Option granted to any employee who is classified as "non-exempt" under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act ("WEOA"). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

SECTION 7. GENERAL PROVISIONS

     (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by Rule 16b-3.

     (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.

     (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

     (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the Plan, except as provided in any agreement entered into with respect to an Option. Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.

     (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

     (f) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

     (g) The Plan was originally effective on May 15, 2001. No Options may be granted under the Plan after May 14, 2011; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the Plan expires will remain outstanding.

     (h) Restrictions on Issuance of Shares

          (1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration;
     (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

          (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

     (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.

     (j) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.

     (k) To preserve an Optionee's rights under an Option in the event of a change in control of the Company or an Optionee's separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee's request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf as of the 15th day of May 2001.

                                            ZIXIT CORPORATION

                                            By:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            Date:
                                            ------------------------------------

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               ZIXIT CORPORATION

I.   PURPOSE

     The Audit Committee was established by the Board of Directors of ZixIt Corporation to assist the Board in fulfilling its oversight responsibilities relating to accounting and financial management, reporting procedures and practices, and standards of conduct. The Committee's primary responsibilities are to:

     A. review and inquire into the quality and integrity of the Corporation's financial reporting process and systems of internal controls;

     B. review and inquire into the performance and independence of the Corporation's independent auditors; and

     C. provide an avenue of communication among the Board, independent auditors, and management on matters relating to the Corporation's financial reporting and internal controls.

II.  COMPOSITION

     A. The Committee shall be appointed for a one-year term at the annual organization meeting of the Board of Directors and shall comprise at least three members of the Board of Directors, one of whom shall be appointed Committee Chair.

     B. No Committee member shall have any relationship to the Corporation that may interfere with the exercise of his or her independence from management and the Corporation.

     C. Each Committee member shall be "financially literate" (as the term may be defined by the Board in its business judgment) or shall become financially literate within a reasonable period of time following appointment to the Committee.

     D. At least one member of the Committee shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

III. MEETINGS

     A. The Committee shall meet at least four times annually and shall report the matters acted upon to the Board of Directors at its next scheduled meeting.

     B. The Committee Chair shall have the authority to call such meetings of the Committee as he or she deems necessary or desirable and shall approve an agenda in advance of each meeting.

     C. Members of the Audit Committee are expected to be present at all Committee meetings.

     D. At each of its meetings, the Committee shall allow the Corporation's management and independent auditors full access to the Committee to report on any and all appropriate matters. Periodically the Committee shall meet in separate executive sessions to discuss any matters that any such party wishes to be discussed privately.

IV. DUTIES AND RESPONSIBILITIES

     A.  REVIEW PROCEDURES

         The Committee shall:

        1. review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval and adoption;

        2. review and discuss significant comments and recommendations reported by the independent auditors together with management's responses thereto;

        3. review and discuss the audited financial statements and related SEC Filing on Form 10-K with the independent auditors and management prior to filing and discuss with the independent auditors any matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Audit Committee Communications," as such audit statement may be modified or supplemented;

        4. based on the review and discussions described in paragraph A.3 above and in paragraph B.6 below, determine whether or not to recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K;

        5. review and discuss the unaudited financial statements and related SEC Filings on Form 10-Q with the independent auditors and management prior to filing; and

        6. monitor the Corporation's news releases regarding annual and interim financial results by reviewing them before issuance.

     B.  INDEPENDENT AUDITORS

         The Committee shall:

        1. make any recommendations to the Board or take any actions which it deems necessary or appropriate to satisfy itself and the Board of the outside auditors' independence and to maintain the ultimate accountability of the outside auditors to the Board and to the Committee;

        2. annually evaluate the performance of the independent auditors and, based on that evaluation, recommend to the Board of Directors the reappointment or replacement of such firm to serve as the Corporation's independent auditors for the ensuing fiscal year;

        3. make any necessary recommendations to the Board with respect to the discharge of the independent auditors when circumstances warrant;

        4. approve the fees to be paid to the independent auditors for their annual audit of the Corporation's financial statements;

        5. review the rendering of any significant "non-audit" services by the independent auditors and, within such guidelines as the Committee may determine, approve the rendering of such services;

        6. receive the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, as in effect from time-to-time, and discuss with the independent auditors the independence of such firm;

        7. obtain from the independent auditors assurance that its audit was in compliance with the requirements of Section 10A(a) of the Securities Exchange Act of 1934 and that no report was required to be made to management and the Committee under Section 10A(b); and

        8. meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     C.  COMPLIANCE MATTERS

         The Committee shall:

        1. review with the Corporation's General Counsel at least annually any legal matters that may have a material impact on the financial statements, any material reports or inquiries received from, or actions known to be contemplated by, regulators or governmental agencies, and the Corporation's compliance policies with respect to its standards of conduct;

        2. advise the Board of Directors with respect to the Corporation's policies and procedures regarding compliance with the standards of conduct as in effect from time-to-time;

        3. if deemed necessary by the Committee, recommend to the Board the investigation of any matters which have been brought to the attention of the Committee or which the Committee has otherwise been made aware and which appear to involve possible noncompliance with applicable laws or standards of conduct; and

        4. retain special independent legal, accounting, or other consultants if deemed necessary by the Committee to perform its responsibilities under this Charter.

     D.  OTHER RESPONSIBILITIES

         The Committee shall:

        1. cause to be prepared and included in the Corporation's proxy statement a report of the Committee complying with the requirements of Item 306 of Regulation S-K of the Securities and Exchange Commission.

     E.  LIMITATION ON RESPONSIBILITIES

         The Board of Directors intends that the Committee shall have the responsibilities set forth in this Charter and such other responsibilities as are reasonably ancillary thereto or could be reasonably implied therefrom. However, the Board desires in particular to clarify the following with respect to the Committee's duties:

        1. It is the responsibility of management and the independent auditors, and not of the Committee, to plan and conduct audits and to determine that the Corporation's financial statements fairly present the matters set forth therein in accordance with generally accepted accounting principles.

        2. It is not the duty of the Committee to resolve any disagreements between management and the independent auditors or to assure compliance with laws and regulations and standards of conduct.

PROXY                                                                      PROXY

                                ZIXIT CORPORATION

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 AT THE WYNDHAM ANATOLE HOTEL, L'ENTRECOTE ROOM
                   2201 STEMMONS FREEWAY, DALLAS, TEXAS 75207
  9:00 A.M. (REGISTRATION AT 8:30 A.M.), CENTRAL TIME, TUESDAY, MAY 15, 2001

The undersigned stockholder of ZixIt Corporation hereby appoints David P. Cook and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSALS 1 OR 2, THIS PROXY WILL BE VOTED "FOR" THOSE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


        PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                ZIXIT CORPORATION
             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING
                                DARK INK ONLY [X]


1. ELECTION OF DIRECTORS.

   Nominees:

   01-David P. Cook,                           02-H. Wayne Huizenga,
   03-Michael E. Keane,                        04-James S. Marston,
   05-Jeffrey P. Papows,                       06-Antonio R. Sanchez, Jr.,
   07-Dr. Ben G. Streetman

           FOR               WITHHOLD         FOR ALL
           ALL                 ALL            EXCEPT*
           [ ]                 [ ]             [ ]


*(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name here):
                                -----------------------------------------------

2. ADOPTION OF ZIXIT CORPORATION 2001 STOCK OPTION PLAN.

           FOR               AGAINST          ABSTAIN
           [ ]                 [ ]              [ ]

NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof.

By executing this proxy, you acknowledge receipt of ZixIt Corporation's 2000 Annual Report and Notice of 2001 Annual Meeting of Stockholders and Proxy Statement, dated April 4, 2001, and revoke any proxy or proxies given by you prior to the date hereof.

Dated:                               , 2001
      -------------------------------
Signature(s):
             ------------------------------------------------------------------

             -------------------------------------------------------------------
             (Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



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                      *      [FOLD AND DETACH HERE]       *

                            YOUR VOTE IS IMPORTANT!
                    PLEASE VOTE, SIGN, DATE AND MAIL TODAY.